EXHIBIT 99.1

John Sanders, Former TSA CTO, Joins Board of Directors of American Science and Engineering, Inc.

BILLERICA, Mass. — May 8, 2015 — American Science and Engineering, Inc. (“AS&E”) (Nasdaq:ASEI), a leading worldwide supplier of innovative X-ray detection solutions, today announced that its Board of Directors has elected John Sanders, former Chief Technology Officer and Assistant Administrator for the Office of Security Capabilities of the Transportation Security Administration (TSA), to the Company’s Board, effective immediately.

“It’s an honor to have John Sanders join AS&E’s Board of Directors,” said Chuck Dougherty, AS&E’s President and CEO.  “In addition to his deep expertise in aviation security technologies, John has broad private and public security industry experience as well as proven leadership in business strategy, government contracts, and operations. His experience as an innovator in leading the evolution of transportation security technology makes him a great fit for AS&E. We look forward to working with him as we continue to execute on our strategic growth initiatives.”

“We are delighted to have identified such an outstanding individual and are confident John’s skills, judgment and experience will further strengthen our Board,” commented Denis Brown, AS&E’s Chairman of the Board.

A senior security industry executive for more than two decades, Sanders retired in 2015 as the TSA’s Assistant Administrator for the Office of Security Capabilities and CTO. At the TSA, he was responsible for overseeing development and implementation of advanced security technologies and systems to protect the nation’s transportation systems. Prior to joining the TSA, Sanders was co-founder and Executive Vice President of Reveal Imaging Technologies, Inc., with a focus on risk management, threat detection, and security enhancement for the transportation industry. He is a former Vice President of Corporate Development for SAIC’s Vehicle and Cargo Inspection System (VACIS) product line and also held senior management positions in operations, government affairs, and business development at PerkinElmer, Inc., Vivid Technologies, Inc., and Quantum Magnetics, Inc.

Sanders earned a B.S. in Physics from the University of California San Diego and an M.S. in Physics from San Diego State University.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration, and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.